EXHIBIT 10.45

FOURTH AMENDMENT OF CREDIT AGREEMENT
This FOURTH AMENDMENT OF CREDIT AGREEMENT (this "Agreement") dated as of March 12, 2012, is by and between NAUTILUS, INC., a Washington corporation ("Borrower"), and BANK OF THE WEST ("Lender").
A.    Lender and Borrower are parties to that certain Credit Agreement dated as of March 8, 2010 (as amended, the "Credit Agreement"), pursuant to which Lender extends to Borrower a $15,000,000 revolving line of credit with a $10,000,000 sublimit for letters of credit. The Credit Agreement was amended by that certain First Amendment of Credit Agreement dated as of August 13, 2010, that certain Second Amendment of Credit Agreement dated as of September 13, 2010, and that certain Third Amendment of Credit Agreement dated as of June 30, 2011.
B.    Borrower has requested that Lender extend the Revolving Credit Facility Maturity Date to December 31, 2012. Lender is willing to agree to such requests, subject to the terms set forth herein.
NOW, THEREFORE, in consideration of the promises herein contained, and each intending to be legally bound hereby, the parties agree as follows:

Section 1.	Definitions.
Capitalized terms not specifically defined herein shall have the same meanings as set forth in the Credit Agreement.

Section 2.	Representations and Warranties.
To induce Lender to enter into this Agreement, Borrower hereby represents and warrants unto Lender as follows:
1.Authority. The execution, delivery, and performance hereof are within the powers of Borrower, have been duly authorized, and are not in contravention of law or the terms of the articles of incorporation or bylaws of Borrower, or of any indenture, agreement, or undertaking to which Borrower is a party or by which it is bound. The officer of Borrower executing this Agreement is duly and properly in office and fully authorized to execute the same.
2.Enforceability. This Agreement, when executed and delivered by Borrower, will be the legal, valid, and binding agreement of Borrower, enforceable in accordance with its terms except to the extent that the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, or other similar laws and except as the principles of equity may affect the remedy of specific performance.
3.No Consent. No consent or approval of any trustee, issuer or holder of any indebtedness or obligation of Borrower, and no consent, permission, authorization, order or license of any governmental authorities is necessary in connection with the execution and delivery of this Agreement, or any instrument or agreement required hereunder, or any transaction contemplated hereby.
4.Financial Information Accuracy. Subject to any limitations stated therein, all balance sheets, earnings statements, and other financial data of Borrower that have been furnished to Lender to induce it to enter into this Agreement or otherwise in connection herewith, fairly represent the financial condition of Borrower as of the dates and for the periods for which same are furnished, and all other information, reports and papers, and data furnished to Lender are accurate and correct in all material respects and complete and do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made. It is understood that projections and forecasts are subject to uncertainties and

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contingencies, many of which are beyond the control of Borrower, and that no assurance can be given that such projections and forecasts will actually be realized, and that actual results may differ from the projected results set forth therein by a material amount.
5.Other Representations and Warranties. The representations and warranties made in the Loan Documents continue to be true and correct in all material respects as if made on the date of this Agreement (other than the representations and warranties which were stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).
6.No Default. No default exists as of the date of this Agreement under the Loan Documents and no event which would constitute a default upon the giving of notice or mere passage of time currently exists under the Loan Documents.
7.No Default With Other Lenders. No event of default exists as of the date of this Agreement under any loan or credit agreement between Borrower and any lender other than Lender and no event which would constitute an event of default under such an agreement upon the giving of notice or mere passage of time currently exists.
Section 3.Amendment to Credit Agreement. Section 3.14 of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:
"Section 3.14    Maturity Date of the Revolving Credit Facility. On the earlier of (a) December 31, 2012, or (b) acceleration of the Obligations following an Event of Default, if any, under this Agreement, Lender's commitment to extend credit (including Letters of Credit) to Borrower pursuant to the Revolving Credit Facility shall terminate. The earlier of the dates specified in the preceding sentence of this Agreement is referred to in this Agreement as the "Revolving Credit Facility Maturity Date." On the Revolving Credit Facility Maturity Date, Borrower shall be obligated to pay Lender the entire balance of principal, accrued interest and Unused Commitment Fee owed pursuant to the Note, this Agreement, and the other Loan Documents (including Letter of Credit Documents) (together with any fees and costs owed thereunder or hereunder)."

Section 4.	Costs.
Borrower shall reimburse Lender for all expenses reasonably incurred by Lender in connection with Lender's banking relationship with Borrower, including, but not limited to (a) recording costs, title insurance costs, collateral appraisal costs, and collateral examination and inspection costs; (b) reasonable fees and expenses of legal counsel for Lender with respect to the preparation, negotiation, closing, administration, amendment, modification, and enforcement of the Credit Agreement, this Agreement, and the transactions evidenced hereby and thereby; (c) costs and expenses related to the preservation, protection, or disposition of Lender's collateral (or Lender's security interests or liens therein); or (d) other costs or expenses incurred by Lender in accordance with applicable law, rules, policies, and regulations.

Section 5.	Acknowledgment of Existing Security Interests.
Borrower hereby reaffirms and acknowledges the validity of the Security Agreement, the accuracy of the information contained in the Security Agreement, and the grant of the security interests in favor of Lender in the collateral described therein. Borrower further agrees and acknowledges that the interests provided by the Security Agreement secure repayment of all of the Obligations. Furthermore, Borrower acknowledges and agrees that the security interests created in the collateral described in the Security Agreement are in full force and effect and not subject to avoidance or defense.

Section 6.	Agreement Enforceable.

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Borrower hereby acknowledges and agrees that except as amended previously or herein, each Loan Document is and shall remain valid and enforceable in accordance with its terms. Borrower agrees that Borrower has no defenses, setoffs, counterclaims, or claims for recoupment against the indebtedness and obligations represented by the Credit Agreement, the Note, or any other Loan Document.

Section 7.	General.
1.Recitals. The recitals included on the first page of this document are hereby incorporated as part of this Agreement.
2.Voluntary and Entire Agreement. This Agreement and the Loan Documents set forth the entire agreement among Lender and Borrower with respect to the Credit Agreement. No oral promise or agreement of any kind or nature, other than those that have been reduced to writing and set forth in this Agreement or in the Loan Documents, has been made between or among Lender and Borrower. Borrower acknowledges that Borrower has been (or has had the opportunity to be) represented by legal counsel in connection with the negotiation and execution of this Agreement and that Borrower voluntarily executed this Agreement.
3.Construction and Conflict With Other Agreements. In the event of any conflict between the terms of this Agreement and the terms of any other agreements or instruments referred to in this Agreement, the terms of this Agreement shall control.
4.Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES ITS RIGHT TO TRIAL BY JURY OF ANY CLAIMS SUCH PARTY HAS OR HEREAFTER MAY HAVE AGAINST ANY OTHER PARTY HERETO (INCLUDING CROSS-CLAIMS AND COUNTERCLAIMS), WHETHER ANY SUCH CLAIM ARISES OUT OF CONTRACT, TORT, OR OTHERWISE AND WHETHER ANY SUCH CLAIM ARISES BEFORE OR AFTER THE DATE OF THIS AGREEMENT.
5.Attorney Fees. In any action to interpret or enforce any provision of this Agreement, the prevailing party shall be entitled to recover from the other party such sums as the court may determine reasonable as attorney fees, including such fees in any appellate proceeding, proceeding under the bankruptcy code, or receivership, in addition to all other sums provided by law.
6.Binding Effect. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of the parties hereto.
7.Severability. If any term, condition, or provision of this Agreement, or any other document or instrument referred to in this Agreement, is held invalid for any reason, such offending term, condition, or provision shall be stricken therefrom, and the remainder of this Agreement shall not be affected thereby.
8.Applicable Law. This Agreement and any other instruments or agreements required or contemplated under this Agreement shall be governed by, and construed under, the laws of the state of Washington, without regard to principles of conflicts of law.
9.Counterparts. This Agreement may be executed in any number of the counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.
10.Statutory Notice. UNDER WASHINGTON LAW, ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE.
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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

EXHIBIT 10.45

BORROWER: NAUTILUS, INC. By: /s/ Bruce M. Cazenave Bruce M. Cazenave, CEO	LENDER: BANK OF THE WEST By: /s/ Sean Edwards Sean Edwards, Vice President